                                                                      EXHIBIT 11

                      HILLS STORES COMPANY AND SUBSIDIARIES
                 STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS

                                                          Thirteen                 Thirteen
                                                         Weeks Ended             Weeks Ended
                                                         October 28,             October 29,
                                                            1995                     1994
                                                         -----------             -----------
Weighted average primary shares outstanding

Weighted average number of common shares
  assumed to be outstanding during the period             9,898,150               10,516,933

Assumed conversion of preferred stock                     1,266,104                3,483,067

Assumed exercise of stock options                             --                     141,390

Assumed exercise of stock rights                              --                       --

Assumed exercise of stock warrants                            --                       --
                                                         ----------               ----------

                                                         11,164,254               14,141,390
                                                         ==========               ==========

                                                         Thirty-nine             Thirty-nine
                                                         Weeks Ended             Weeks Ended
                                                         October 28,             October 29,
                                                            1995                     1994
                                                         -----------             -----------
Weighted average primary shares outstanding

Weighted average number of common shares
  assumed to be outstanding during the period             9,754,522               10,516,933

Assumed conversion of preferred stock                         --                   3,483,067

Assumed exercise of stock options                             --                      96,892

Assumed exercise of stock rights                              --                      --

Assumed exercise of stock warrants                            --                      --
                                                          ---------               ----------

                                                          9,754,522               14,096,892
                                                          =========               ==========

                                                                      EXHIBIT 11

                      HILLS STORES COMPANY AND SUBSIDIARIES
                 STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS

                                                          Thirteen                 Thirteen
                                                         Weeks Ended             Weeks Ended
                                                         October 28,             October 29,
                                                            1995                     1994
                                                         -----------             -----------
Weighted average fully-diluted shares outstanding

Weighted average number of common shares
  assumed to be outstanding during the period             9,903,911               10,516,933

Assumed conversion of preferred stock                     1,260,343                3,483,067

Assumed exercise of stock options                            --                      141,390

Assumed exercise of stock rights                            182,085                  700,000

Assumed exercise of stock warrants                           --                        --
                                                         ----------               ----------

                                                         11,346,339               14,841,390
                                                         ==========               ==========

                                                         Thirty-nine             Thirty-nine
                                                         Weeks Ended             Weeks Ended
                                                         October 28,             October 29,
                                                            1995                     1994
                                                         -----------             -----------
Weighted average fully-diluted shares outstanding

Weighted average number of common shares
  assumed to be outstanding during the period            10,057,566               10,516,933

Assumed conversion of preferred stock                        --                    3,483,067

Assumed exercise of stock options                            --                       96,892

Assumed exercise of stock rights                             --                      700,000

Assumed exercise of stock warrants                           --                        --
                                                         ----------               ----------

                                                         10,057,566               14,796,892
                                                         ==========               ==========

                                       24